Exhibit 99.01

Keynote Reports Fiscal Second Quarter 2009 Results

  Total Revenue Increased 11% to $19.6 Million for the Second Quarter 2009, Compared to the Same Period a Year Ago
  GAAP Net Loss Per Share Improved to $0.02 for the Second Quarter 2009, Compared to $0.08 a Year Ago
  Non-GAAP EPS Grew to $0.13 for the Second Quarter 2009, Compared to $0.03 a Year Ago
  Revenue, GAAP Net Loss and Non-GAAP Earnings Meet Company’s Guidance

SAN MATEO, Calif.--(BUSINESS WIRE)--April 28, 2009--Keynote Systems (Nasdaq: KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal second quarter ended March 31, 2009.

Umang Gupta, chairman and CEO of Keynote, said: “Continuing our solid 2009 performance, we increased our revenue to $19.6 million, up 11 percent from a year ago in the face of unfavorable exchange rate trends. Our mobile business sustained its momentum, as mobile revenue grew 27 percent compared to the second quarter 2008. In addition to maintaining revenue growth, we remain focused on managing costs and improving profitability. For just the first half of fiscal year 2009, our non-GAAP earnings per diluted share of $0.31 exceeded our earnings for the entire fiscal year 2008 of $0.27.”

Second Quarter 2009 Financial Summary

Revenue for the second quarter of fiscal year 2009 was $19.6 million, up from $17.6 million in the second quarter of fiscal year 2008. Under generally accepted accounting principles (GAAP), net loss for the second quarter of fiscal year 2009 was $258,000, or $0.02 per share, which included a non-cash charge of $601,000, or $0.04 per share, associated with the return by the company’s CEO of two previous stock option grants: one to purchase 400,000 shares of common stock at an exercise price of $14.99 per share that was originally issued in November 2007 and another to purchase 300,000 shares of common stock at an exercise price of $70.00 per share that was originally issued in January 2000. The loss for the current quarter compares to a net loss of $1.3 million, or $0.08 per share, for the second quarter of fiscal year 2008.

The non-GAAP net income for the second quarter of fiscal year 2009 was $1.9 million, or $0.13 per diluted share, compared to $496,000, or $0.03 per diluted share, for the second quarter of fiscal year 2008. The company defines non-GAAP net income as net income (loss) adjusted for provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP net income per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of earnings before interest, taxes, depreciation and amortization (EBITDA) provides a useful measure of operations. EBITDA for the second quarter of fiscal year 2009 was $2.8 million, or 14% of revenue, compared to $1.0 million, or 6% of revenue, for the second quarter of fiscal year 2008.

Cash Flow and Deferred Revenue Summary

In the second quarter of fiscal year 2009, cash provided by operating activities was $1.2 million, compared to $2.5 million in the second quarter of fiscal year 2008. Cash used for purchases of property, equipment and software totaled $736,000 for the second quarter of fiscal year 2009, compared to $1.0 million for the second quarter of fiscal year 2008. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $513,000, compared to second quarter of fiscal year 2008 in which the company generated $1.5 million of free cash flow. Cash from operating activities and free cash flow for the current quarter were negatively impacted by a special cash payment of $4.0 million to the German tax authorities for taxes associated with prior years’ operations and with IP migration that occurred in 2008. At March 31, 2009, Keynote had $50.9 million in total cash, cash equivalents and short-term investments.

Keynote’s net deferred revenue was $21.3 million at March 31, 2009, compared to $25.2 million at March 31, 2008 and $19.8 million at December 31, 2008. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $26.8 million at March 31, 2009, compared to $31.5 million at March 31, 2008 and $27.6 million at December 31, 2008. The year-over-year comparison was impacted by the strengthening of the U.S. dollar to Euro exchange rates.

The total shares outstanding, net of treasury shares, at March 31, 2009 was 14.3 million, compared to 13.8 million at March 31, 2008.

Operational Metrics Summary

As of March 31, 2009, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 50 percent of the comScore Media Metrix’s top 50 Web sites and approximately 43 percent of the Fortune 100 companies. As of March 31, 2009, Keynote measured approximately 16,500 Internet pages, as compared to 13,000 Internet pages in the same quarter a year ago.

Expectations for the Third Quarter of Fiscal Year 2009

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the third fiscal quarter ending June 30, 2009:

  Total revenue is expected to be between $18.25 million and $18.75 million.
  GAAP earnings (loss) per share are expected to be between ($0.02) and $0.02.
  Non-GAAP earnings per share are expected to be between $0.08 and $0.11.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.3 million. Depreciation is expected to be approximately $1.4 million. Interest income, net is expected to be approximately $250,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes from on-going operations is expected to be approximately $50,000. Basic weighted average shares outstanding are expected to be approximately 14.3 million shares and diluted weighted average shares outstanding are expected to be approximately 14.4 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 p.m. (PST) today, April 28, 2009. To access the call in the U.S., please dial 866-271-6228; international callers please dial 973-638-3423, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing 800-642-1687 in the U.S. and 706-645-9291 internationally; the pass code is 93909452. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, future acquisitions and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2008, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net earnings per share, EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority, True Experience and FlexUse are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2009 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2009	2008	2008	2009	2008
Net revenue:
Subscription services	$11,341	$11,473	$11,092	$22,814	$21,964
Ratable licenses	5,915	6,043	4,605	11,958	8,607
Professional services	2,308	3,121	1,937	5,429	4,783
Total revenue, net	19,564	20,637	17,634	40,201	35,354

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,319	2,256	2,225	4,575	4,336
Direct costs of ratable licenses	1,639	1,488	1,111	3,127	2,714
Direct costs of professional services	1,495	1,678	1,794	3,173	3,599
Operations	2,248	2,162	2,024	4,410	4,027
Development	3,191	3,083	3,160	6,274	6,293
Amortization of intangible assets - software	288	288	211	576	416
Total costs of revenue	11,180	10,955	10,525	22,135	21,385
Sales and marketing	6,317	6,180	6,529	12,497	12,296
General and administrative	2,551	2,820	2,501	5,371	4,988
Excess occupancy income, net	(251)	(220)	(309)	(471)	(590)
Amortization of intangible assets - other	263	269	542	532	1,079
Total costs and expenses	20,060	20,004	19,788	40,064	39,158

Income (loss) from operations	(496)	633	(2,154)	137	(3,804)

Interest income and other, net	370	673	881	1,043	2,031

Income (loss) before provision for income taxes	(126)	1,306	(1,273)	1,180	(1,773)

Provision for income taxes	(132)	(420)	(45)	(552)	(289)

Net income (loss)	$(258)	$886	$(1,318)	$628	$(2,062)

Net income (loss) per share:
Basic	$(0.02)	$0.06	$(0.08)	$0.04	$(0.12)
Diluted	$(0.02)	$0.06	$(0.08)	$0.04	$(0.12)

Weighted average common shares outstanding:
Basic	14,259	14,186	16,130	14,222	17,180
Diluted	14,259	14,302	16,130	14,330	17,180

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2009	September 30, 2008

Assets
Current assets:
Cash and cash equivalents	$50,776	$46,769
Short-term investments	172	2,562
Total cash, cash equivalents and short-term investments	50,948	49,331
Accounts receivable	5,958	7,316
Prepaids, deferred costs and other current assets	4,259	2,909
Inventories	1,136	1,081
Deferred tax assets	988	1,042
Total current assets	63,289	61,679

Deferred costs and other long-term assets	2,584	2,788
Property and equipment, net	35,409	36,405
Goodwill	62,133	64,396
Identifiable intangible assets, net	7,149	8,430
Deferred tax assets	1,913	2,146

Total assets	$172,477	$175,844

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,763	$2,505
Accrued expenses	8,507	12,767
Current portion of capital lease obligation	13	14
Notes payable	243	256
Deferred revenue	19,896	19,029
Total current liabilities	30,422	34,571

Long-term portion of capital lease obligation	9	17
Deferred rent and other long term liabilities	2,103	2,605
Long-term deferred revenue	1,435	904
Long-term deferred tax liability	277	236
Total liabilities	34,246	38,333

Stockholders' equity:
Common stock	14	14
Additional paid-in capital	279,379	275,316
Accumulated deficit	(142,579)	(143,207)
Accumulated other comprehensive income	1,417	5,388

Total stockholders' equity	138,231	137,511

Total liabilities and stockholders' equity	$172,477	$175,844

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six Months ended
	Mar 31	Mar 31	Mar 31	Mar 31
	2009	2008	2009	2008

Cash flows from operating activities:
Net income (loss)	$(258)	$(1,318)	$628	$(2,062)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,824	2,025	3,815	4,054
Stock-based compensation	1,596	1,160	2,637	2,260
Charges to bad debt and billing adjustment reserves	59	47	196	98
Amortization (accretion) of debt investment premium (discount)	-	114	3	(437)
Collection of tax credit receivable within deferred tax assets	-	-	181	-
Deferred tax provision	-	-	20	-
Changes in operating assets and liabilities, net	(1,972)	499	(4,211)	(1,056)
Net cash provided by operating activities	1,249	2,527	3,269	2,857

Cash flows from investing activities:
Purchase of property, equipment and software	(736)	(1,034)	(1,397)	(2,385)
Payment of acquisition costs for Zandan	-	-	(170)	-
Sales of short-term investments, net	-	40,447	2,380	47,975
Net cash provided by (used in) investing activities	(736)	39,413	813	45,590

Cash flows from financing activities:
Payment of capital lease obligations	(4)	(8)	(8)	(15)
Repurchase of outstanding common stock	-	(49,156)	-	(58,971)
Proceeds from issuance of common stock and exercise of stock options	674	1,477	1,426	3,072
Net cash provided by (used in) financing activities	670	(47,687)	1,418	(55,914)

Effect of exchange rate changes on cash and cash equivalents	(1,166)	1,760	(1,493)	2,168

Net increase (decrease) in cash and cash equivalents	17	(3,987)	4,007	(5,299)
Cash and cash equivalents at beginning of the period	50,759	41,563	46,769	42,875

Cash and cash equivalents at end of the period (1)	$50,776	$37,576	$50,776	$37,576

(1) Excludes $0.2 million and $17.5 million of short-term investments at March 31, 2009 and March 31, 2008, respectively.

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2009	2008	2008	2009	2008
Revenue categories:

Internet Subscriptions	$9,333	$9,664	$9,438	$18,997	$18,970
Internet Engagements	2,308	3,121	1,937	5,429	4,783
Subtotal Internet Revenue	11,641	12,785	11,375	24,426	23,753
Mobile Subscriptions	2,008	1,809	1,654	3,817	2,994
Mobile Ratable Licenses	5,915	6,043	4,605	11,958	8,607
Subtotal Mobile Revenue	7,923	7,852	6,259	15,775	11,601
Total Revenue, Net	$19,564	$20,637	$17,634	$40,201	$35,354

Non-GAAP net income and income per share:

GAAP net income (loss)	$(258)	$886	$(1,318)	$628	$(2,062)
Provision for income taxes	132	420	45	552	289
Stock-based compensation *	1,596	1,041	1,160	2,637	2,260
Amortization of intangible assets - other	263	269	542	532	1,079
Amortization of intangible assets - software	288	288	211	576	416
Non-GAAP income before income tax	2,021	2,904	640	4,925	1,982
Cash taxes from on-going operations	(149)	(294)	(144)	(443)	(366)
Non-GAAP net income	$1,872	$2,610	$496	$4,482	$1,616

Weighted average common shares outstanding (diluted):	14,358	14,302	16,459	14,330	17,765
Non-GAAP income per share	$0.13	$0.18	$0.03	$0.31	$0.09

EBITDA:

GAAP net income (loss)	$(258)	$886	$(1,318)	$628	$(2,062)
Provision for income taxes	132	420	45	552	289
Interest income and other, net	(370)	(673)	(881)	(1,043)	(2,031)
Stock-based compensation *	1,596	1,041	1,160	2,637	2,260
Amortization of intangible assets - other	263	269	542	532	1,079
Amortization of intangible assets - software	288	288	211	576	416
Depreciation	1,172	1,328	1,272	2,500	2,559
EBITDA	$2,823	$3,559	$1,031	$6,382	$2,510

*Stock-based compensation by category:
Direct costs of ratable licenses	$27	$29	$66	$56	$115
Direct costs of professional services	214	80	124	294	239
Operations	210	123	178	333	323
Development	344	230	274	574	504
Sales and marketing	566	364	413	930	740
General and administrative	235	215	105	450	339
	$1,596	$1,041	$1,160	$2,637	$2,260

Included in the March 31, 2009 stock-based compensation expense is a $601,000 non-recurring charge associated with the return of stock options granted to the CEO.

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30

FY 2009

Internet Subscriptions	$9,664	$9,333	$-	$-	$18,997
Internet Engagements	3,121	2,308	-	-	5,429
Subtotal Internet Revenue	12,785	11,641	-	-	24,426
Mobile Subscriptions	1,809	2,008	-	-	3,817
Mobile Ratable Licenses	6,043	5,915	-	-	11,958
Subtotal Mobile Revenue	7,852	7,923	-	-	15,775
Total Revenue, Net	$20,637	$19,564	$-	$-	$40,201

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$9,281	$9,459	$9,499	$9,743	$37,982
Internet Engagements	3,896	2,792	2,419	3,034	12,141
Subtotal Internet Revenue	13,177	12,251	11,918	12,777	50,123
Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2009

Total Revenue	$20,637	$19,564			$40,201

Cash Flow from Operations	$2,020	$1,249			$3,269
% of Revenue	10%	6%			8%
Purchase of PP&E	$661	$736			$1,397
Free Cash Flow *	$1,359	$513			$1,872
% of Revenue	7%	3%			5%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908

Cash Flow from Operations	$330	$2,527	$1,522	$565	$4,944
% of Revenue	2%	14%	7%	3%	6%
Purchase of PP&E	$1,351	$1,034	$1,602	$1,878	$5,865
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(1,313)	$(921)
% of Revenue	-6%	8%	0%	-6%	-1%

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754

Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

FY 2006

Total Revenue	$13,716	$12,739	$13,867	$15,186	$55,508

Cash Flow from Operations	$3,505	$2,941	$2,938	$1,231	$10,615
% of Revenue	26%	23%	21%	8%	19%
Purchase of PP&E	$337	$1,055	$792	$874	$3,058
Free Cash Flow *	$3,168	$1,886	$2,146	$357	$7,557
% of Revenue	23%	15%	15%	2%	14%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	March 31, 2009	December 31, 2008	March 31, 2008

Deferred revenue, net
Domestic	$6,107	$5,658	$6,818
International	15,224	14,168	18,409
Total	$21,331	$19,826	$25,227

Add back: unpaid deferred revenue
Domestic	$3,210	$2,693	$2,276
International	2,304	5,033	4,043
Total	$5,514	$7,726	$6,319

Deferred revenue, gross
Domestic	$9,317	$8,351	$9,094
International	17,528	19,201	22,452
Total	$26,845	$27,552	$31,546

CONTACT:
Keynote Systems, Inc.
Anshu Agarwal, 650-403-3250 (Public Relations)
anshu.agarwal@keynote.com
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com